UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 25, 2008

AVENTERRA EXPLORATIONS, INC.
(Formerly Ridgestone Resources, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	333-151332
(State or other jurisdiction of incorporation)	(Commission File No.)

22 Notting Hill Gate, Suite 127
London, England WI1 3JE
(Address of principal executive offices and Zip Code)

44-207-526-2128
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 25, 2008 we entered into an agreement to acquire two patents from AM Oil Resources & Technology Inc., a California corporation (“AM Oil”). In consideration for the acquisition of the patents, we will issue thirty million (30,000,000) post split fully paid and non-assessable restricted shares of our common stock, plus $1,000,000 cash paid directly to AM Oil over the course of the next 3 years, with $500,000 being paid within 60 days of the date hereof and the remainder to be paid in 3 equal installments together with a 5% Royalty is to be paid from the sale of every unit sold domestically and internationally. Our mission is to use sell and produce our patent and patent pending technologies, providing an environmentally safe and cost-effective method that maximizes oil production from existing oil wells. Marketing this technology strategically allows us to benefit from worldwide demand for oil, resulting in significant growth in both revenues and profits for the company. Our goal is to provide solutions to help minimize U.S. dependence on foreign oil; thus providing innovative solutions to the world that will recover dormant lying crude oil in reserves all around the world.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On November 25, 2008, Patricia Traczykowski and Matthew Worrall resigned as officers and directors. Prior to resigning, Ms. Traczykowski and Mr. Worrall appointed Anthony Miller as a member of our board of directors and as president, principal financial officer, and principal accounting officer, treasurer, and principal executive officer and appointed Natasha Mercer as a member of our board of directors and as secretary.

     Since July 2008 Anthony Miller is the CEO and Chairman of AM Oil Resources & Technology Inc., a company that has patented oil recovery technologies based in Valencia, California. Since August 2004, Mr. Miller has been the Chairman of the Board and CEO of Fire Mountain Beverage Company, a publicly traded company based in Valencia, California; symbol (FBVC.PK), Fire Mountain Beverage Company bottles, develops, markets, sells, and distributes branded purified, spring water and oxygenated-vitamin-flavored water beverages and co-packs and markets a wide range of beverages. Since June 2001, Mr. Miller has served as Director of Winmax Trading Group-WNMX: OTC.PK (Orlando Florida/ Calgary Alberta Canada). Winmax is a global leader in Mobile Marketplace Management, offering a managed suite of mobile content services. Mr. Miller has also held the following positions with public companies: 1996-2003 was President and Director of U.S. Crude Ltd. located in Redlands, CA; 1999-2000 was President and Director of The Cyber Group Network Corp. in San Bernardino, CA; and, 2000-2001 was Director of Southern States Power Co. in Riverside, CA.

     Since November 2005, Natasha Mercer has been a producer for The Walt Disney Company in Burbank, California where she has been responsible for team management and coordination of large scale initiatives from conception to completion for the Walt Disney Internet Group. From October 1999 to November 2005 Ms. Mercer was Senior Project Manager at the Walt Disney Internet Group in Seattle. She has extensive qualifications in all aspects of project management, systems life cycle, staff development and process improvement. Ms. Mercer attended Oregon State University.

ITEM 8.01      OTHER EVENTS.

     We intend to change our name to AM Oil Resources & Technology Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 30th day of November, 2008.

AVENTERRA EXPLORATIONS, INC.

BY:	ANTHONY MILLER
Anthony Miller, President